Exhibit 99.1
 NEWS RELEASE

Weatherford Appoints Girish K. Saligram as President, CEO and Director

HOUSTON, September 10, 2020 – The Board of Directors of Weatherford International plc (OTC Pink: WFTLF) (“Weatherford” or the “Company”) announced today that effective October 12, 2020, it will appoint Mr. Girish K. Saligram as the Company’s President and Chief Executive Officer. Mr. Saligram will also serve as a member of the Company’s Board of Directors. Mr. Saligram previously served as Chief Operating Officer at Exterran Corporation.

Charles M. Sledge, Chairman of the Board of Directors, commented, “We are delighted to welcome Girish as our new CEO and member of our Board. Girish is a seasoned leader with extensive international experience across multiple industries as well as a deep understanding of the oil and gas sector and is well-positioned to lead Weatherford into the future. For more than 25 years, Girish has dedicated his career to uniting technology innovation and operational excellence to deliver exceptional results that have advanced the growth strategies for some of the world’s leading companies. We are confident that Girish possesses the leadership qualities, business expertise and fresh perspective that will continue to strengthen the organization and deliver long-term value for all of our shareholders.”

Mr. Saligram, commented, “I am honored for the opportunity to lead Weatherford and am eager to work alongside the Board, management team and global workforce. Weatherford is a recognized industry leader for its comprehensive technology portfolio, broad global footprint, extraordinary culture and strong customer relationships. I believe these elements serve as a solid foundation for the Company to build upon. I look forward to leading Weatherford as we deliver against our strategic objectives and create our next phase of growth and market leadership.”

Upon Mr. Saligram’s appointment, Karl Blanchard, Interim CEO, will resume his role as Executive Vice President and Chief Operating Officer.

Mr. Sledge continues, “The Board would like to take this opportunity to thank Karl for his critical leadership during this transition period. Since joining Weatherford, Karl has been instrumental in the Company’s improved financial and operational performance.”

About Girish K. Saligram
Before joining Weatherford, Mr. Saligram served Exterran Corporation, a global systems and process company offering solutions in the oil, gas, water and power markets, as Chief Operating Officer and previously as President, Global Services after joining the company in 2016. Prior to Exterran Corporation, Mr. Saligram spent 20 years with GE in positions of increasing responsibility as a functional and business leader in industry sectors across the globe, including his last position as General Manager, Downstream Products & Services for GE Oil & Gas. Prior to that, Mr. Saligram led the GE Oil & Gas Contractual Services business based in Florence, Italy. Before his eight years in the oil and gas sector, Mr. Saligram spent 12 years with GE Healthcare in engineering, services, operations, and other commercial roles.

About Weatherford
Weatherford is a leading wellbore and production solutions company. Operating in more than 80 countries, the Company answers the challenges of the energy industry with its global talent network of approximately 19,000 team members and 600 locations, which include service, research and development, training, and manufacturing facilities. Visit weatherford.com for more information or connect on LinkedIn, Facebook, Twitter, Instagram, or YouTube.

Forward-Looking Statements
This news release contains forward-looking statements concerning, among other things, the Company’s expectations regarding business outlook, financial projections or forecasts and are generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “outlook,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are based upon the current beliefs of Weatherford’s management and are subject to significant risks, assumptions, and uncertainties. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Readers are also cautioned that forward-looking statements are only predictions and may differ materially from actual future events or results. Forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and those set forth from time-to-time in the Company’s other filings with the Securities and Exchange Commission. We undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

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Investor Contact:
Sebastian Pellizzer
Senior Director, Investor Relations
+1 713-836-7777
investor.relations@weatherford.com

Media Contact:
Christopher Wailes
Director, Global Media Engagement
+1 832-851-8308
christopher.wailes@weatherford.com